Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical audited consolidated financial statements of TopBuild Corp., a Delaware corporation (“we”, “us”, “our” or “TopBuild”) appearing in TopBuild’s Annual Report on Form 10-K for the year ended December 31, 2020 and DI Purchaser, Inc. (“DI Purchaser”) appearing in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is filed, as adjusted to illustrate the estimated pro forma effects of TopBuild’s acquisition of DI Super Holdings, Inc. (“DI Parent”). DI Parent conducts its operations through Distribution International, Inc. (“DI” or “Distribution International”), and DI Purchaser is a subsidiary of DI Parent and an indirect parent of Distribution International. The unaudited pro forma condensed combined financial information contained herein should be read in conjunction with the consolidated financial statements and related notes of TopBuild and DI, appearing in TopBuild’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is filed, respectively.

The unaudited pro forma balance sheet gives effect to TopBuild’s acquisition of DI Parent (the “DI Acquisition”) as if it had occurred on December 31, 2020. The unaudited pro forma statement of operations give effect to the DI Acquisition as if it had occurred as of January 1, 2020.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial information. In addition, the unaudited pro forma financial information has been compiled in accordance with the accounting policies of TopBuild as set out in the historical financial statements of TopBuild included in its Annual Report on Form 10-K for the year ended December 31, 2020.

The unaudited pro forma financial information contained herein is not calculated on a pro forma basis in accordance with Article 11 of Regulation S-X.

The DI Acquisition will be accounted for and is presented in the unaudited pro forma condensed consolidation financial information as a purchase business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Under ASC 805, the excess of the purchase price over the fair value of net assets acquired and liabilities assumed is recorded as goodwill. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation related to our acquisition of DI Parent. However, as of the date of the filing of the Current Report on Form 8-K to which this Exhibit 99.2 is filed, we have not performed the valuation studies necessary to determine with any certainty the fair values of the assets that we will acquire and the liabilities that we will assume and the related allocation of purchase price. The purchase price allocation is subject to change based upon finalization of appraisals and other valuation studies that we will arrange to obtain, and the amounts contained in the final purchase price allocation may differ materially from our preliminary estimates. For purposes of computing pro forma adjustments, we have assumed that historical values of assets acquired and liabilities assumed reflect fair value. The pro forma balance sheet includes a preliminary estimate of fair value adjustments for property and equipment and identifiable intangible assets such as tradenames and customer contracts, and the pro forma condensed consolidated statements of operations includes preliminary estimates of incremental depreciation and amortization expenses associated with the above described fair value adjustments. However, these amounts are subject to change as we have not completed the appraisal process as of the date of the filing of the Current Report on Form 8-K to which this Exhibit 99.2 is filed. The pro forma adjustments do not include adjustments to deferred tax assets or liabilities other than with respect to DI Purchaser’s historical goodwill and our preliminary estimate of the purchase price to be allocated to property and equipment and identifiable intangible assets and goodwill.

Revisions to the preliminary purchase price allocation, interest rates and financing costs could materially change the pro forma amounts of total assets, total liabilities, invested equity, depreciation and amortization, interest expense and income tax expense presented herein. The structure of the proposed transactions and certain elections that we may make in connection with the DI Acquisition and subsequent tax filings may impact the amount of deferred tax liabilities that are due and the realization of any deferred tax assets.

The unaudited pro forma condensed combined financial information contained in this Exhibit 99.2 is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the proposed transactions been completed as of the dates presented and should not be taken as representative of our future consolidated results of operations or financial position.

TopBuild Corp.

Unaudited Condensed Combined Balance Sheet

(dollars in thousands)

	As of December 31, 2020
				Transaction Accounting Adjustments
	Historical TopBuild	Historical DI		Acquisition Adjustments			Financing Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$330,007	$12,211		$(1,014,780)	(b)		$802,817	(b)	$130,255
Receivables, net of an allowance for credit losses of $6,926 as of December 31, 2020 and allowance for doubtful accounts of $2,211 as of December 31, 2020, respectively	427,340	97,852							525,192
Inventories, net	161,369	86,336							247,705
Prepaid expenses and other current assets	17,689	13,611							31,300
Total current assets	936,405	210,010		(1,014,780)			802,817		934,452

Right of use assets	83,490	59,403							142,893
Property and equipment, net	180,053	25,950		5,190	(a)				211,193
Goodwill	1,410,685	300,917		120,366	(a)				1,831,968
Other intangible assets, net	190,605	235,350		261,650	(a)				687,605
Deferred tax assets, net	2,728	—							2,728
Other assets	11,317	3,522							14,839
Total assets	$2,815,283	$835,152		$(627,574)			$802,817		$3,825,678

LIABILITIES
Current liabilities:
Accounts payable	$331,710	$64,180	$			$			$395,890
Current portion of long-term debt	23,326	20,077		(20,077)	(e)		15,007	(c)	38,333
Accrued liabilities	107,949	32,648		1,261	(a)				141,858
Short-term lease liabilities	33,492	17,671							51,163
Total current liabilities	496,477	134,576		(18,816)			15,007		627,244

Long-term debt	683,396	386,745		(386,745)	(e)		787,810	(c)	1,471,206
Deferred tax liabilities, net	168,568	15,191		46,654	(d)				230,413
Long-term portion of insurance reserves	50,657	—							50,657
Long-term lease liabilities	53,749	43,753							97,502
Other liabilities	13,642	—							13,642
Total liabilities	1,466,489	580,265		(358,907)			802,817		2,490,664

Preferred stock, $0.01 par value: 10,000,000 shares authorized; 0 shares issued and outstanding	—	—							—
Common stock, $0.01 par value: 250,000,000 shares authorized; 39,029,913 shares issued and 33,018,925 outstanding at December 31, 2020	389	—							389
Treasury stock, 6,010,988 shares at December 31, at cost	(386,669)	—							(386,669)
Additional paid-in capital	858,414	361,517		(361,517)	(e)				858,414
Accumulated deficit	—	(84,411)		84,411	(e)				—
Accumulated other comprehensive loss	—	(22,219)		22,219	(e)				—
Retained earnings	876,660	—		(13,780)	(a) (h)		—		862,880
Total equity	1,348,794	254,887		(268,667)			—		1,335,014

Total liabilities and equity	$2,815,283	$835,152		$(627,574)			$802,817		$3,825,678

TopBuild Corp.

Unaudited Condensed Combined Statement of Operations

(in thousands, except common share amounts)

	Year Ended December 31, 2020
				Transaction Accounting Adjustments
	Historical TopBuild	Historical DI		Acquisition Adjustments		Financing Adjustments		Pro Forma Combined
Net sales	$2,718,038	$662,859	$		$			$3,380,897
Cost of sales	1,971,677	471,726		58,858	(g)			2,502,261
Gross profit	746,361	191,133		(58,858)		—		878,636

Selling, general, and administrative expense	391,315	—		161,402	(f) (g) (h) (k) (l)			552,717
Operating expenses	—	156,650		(156,650)	(l)			—
Depreciation and amortization expense	—	24,855		(24,855)	(l)			—
Operating profit	355,046	9,628		(38,755)		—		325,919

Other income (expense), net:
Interest expense	(32,456)	(37,080)				17,752	(i)	(51,784)
Loss on extinguishment of debt	(233)	—						(233)
Gain on foreign exchange		884						884
Other, net	733	—						733
Other (expense) income, net	(31,956)	(36,196)		—		17,752		(50,400)
Income (loss) before income taxes	323,090	(26,568)		(38,755)		17,752		275,519

Income tax (expense) benefit	(76,067)	6,692		10,076	(j)	(4,615)	(j)	(63,914)
Net income (loss)	$247,023	$(19,876)		$(28,678)		$13,136		$211,605

Net income per common share:
Basic	$7.50							$6.43
Diluted	$7.42							$6.35

Weighted average shares outstanding:
Basic	32,917,971							32,917,971
Diluted	33,299,986							33,299,986

TopBuild Corp.

Notes to Unaudited Condensed Combined Financial Statements

(dollars in thousands)

Basis of Presentation

The unaudited pro forma condensed combined financial information is based on the historical audited consolidated financial statements of TopBuild Corp., a Delaware corporation (“we,” “us,” “our” or “TopBuild”) appearing in TopBuild’s Annual Report on Form 10-K for the year ended December 31, 2020 and DI Purchaser, Inc. (“DI Purchaser”) appearing in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is filed, as adjusted to illustrate the estimated pro forma effects of TopBuild’s acquisition of DI Super Holdings, Inc. (“DI Parent”). The unaudited pro forma balance sheet gives effect to TopBuild’s acquisition of DI Parent (the “DI Acquisition”) as if it had occurred on December 31, 2020. The unaudited pro forma statement of operations give effect to the DI Acquisition as if it had occurred as of January 1, 2020.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial information. In addition, the unaudited pro forma financial information has been compiled in accordance with the accounting policies of TopBuild as set out in the historical financial statements of TopBuild included in its Annual Report on Form 10-K for the year ended December 31, 2020.

The unaudited pro forma information is not calculated on a pro forma basis in accordance with Article 11 of Regulation S-X.

(a)    The preliminary pro forma allocation of the purchase price, prepared as if the DI Acquisition had occurred on December 31, 2020, is based on management’s preliminary estimates of the fair value of the assets acquired and the liabilities assumed. These estimates, based on management’s judgment and analysis, resulted in the following preliminary pro forma allocation of purchase price:

Purchase consideration	$1,001,000

Cash and cash equivalents	$12,211
Accounts receivable	97,852
Inventory	86,336
Prepaid expenses and other	13,611
Property and equipment	31,140
Intangible assets	497,000
Other assets	62,925
Total assets	$801,075
Accounts payable	(64,180)
Accrued insurance reserve	(1,261)
Other current liabilities	(17,671)
Accrued expenses	(32,648)
Other liabilities	(43,753)
Deferred tax liability	(61,845)
Total liabilities	$(221,358)

Net identifiable assets acquired	$579,717
Goodwill	421,283
Net assets acquired	$1,001,000

Net assets acquired do not include $13,780 of transaction fees and expenses that represent costs that cannot be capitalized and should be expensed in accordance with ASC 805 guidance. These costs are reflected as part of Retained earnings in the unaudited pro forma combined balance sheet as of December 31, 2020 and in Selling, general and administrative expense in the unaudited pro forma combined statement of operations for the year ended December 31, 2020.

A summary of the preliminary estimated fair market values and remaining useful lives of identifiable intangible assets are as follows:

	Estimated Value	Estimated useful lives (in years)
Trade name portfolio	$38,000	10
Customer relationships	459,000	12
Total identifiable intangible assets	$497,000

The pro forma adjustment reflects management’s preliminary fair value estimates. As a result of finalizing the fair market values and related purchase price allocation, the value attributable to identifiable intangible assets may change and result in a corresponding increase or decrease to amortization expense.

Goodwill reflects the preliminary estimate of the excess of the purchase price over the fair value of the identifiable assets to be acquired and liabilities to be assumed in the DI Acquisition and is not amortized.

(b)    The following table summarizes the adjustments to Cash and cash equivalents, prepared as if the DI Acquisition had occurred on December 31, 2020:

December 31, 2020
Acquisition adjustments:
Cash paid to current stakeholders of DI	$(1,001,000)
Payment of transaction fees and expenses	(13,780)
Acquisition adjustment	$(1,014,780)

December 31, 2020
Financing adjustments:
Funds from borrowing under Senior Notes	$500,000
Funds from borrowing under New Term Loan A	300,000
Funds from borrowing under Delayed Draw Loan A	300,000
Refinance of existing Term Loan A	(288,750)
Payment of debt issuance costs	(8,433)
Financing adjustment	$802,817

(c)   The following table summarizes the adjustments to Current portion of long-term debt and Long-term debt balances, prepared as if the DI Acquisition had occurred on December 31, 2020:

	Current Portion of Long-Term Debt	Long-Term Debt
Funds from borrowing under New Term Loan A	$30,000	$570,000
Funds from borrowing under Senior Notes		500,000
Existing Unsecured Senior Notes		400,000
Equipment Notes	8,333	17,118
Payment of debt issuance costs		(8,433)
Unamortized debt issuance costs		(7,479)
Total debt, net of unamortized debt issuance costs	$38,333	$1,471,206
Elimination of historical current and long-term debt	23,326	683,396
Adjustment	$15,007	$787,810

(d)   The change in deferred tax liabilities results from adjustments to property and equipment and identifiable intangible assets and is based on management’s preliminary estimates of fair value. The table below summarizes the adjustment:

As of December 31, 2020
Fair value of deferred tax liabilities on date of DI Acquisition	$61,845
Less: Historical deferred tax liabilities for DI	(15,191)
Adjustment	$46,654

(e)    Represents the impact of eliminating historical balances of DI Purchaser, as of December 31, 2020.

(f)   Represents the change in amortization expense resulting from preliminary purchase accounting adjustments assuming the DI Acquisition occurred on January 1, 2020. The following table summarizes the adjustment to Selling, general, and administrative expense as a result of change in amortization expense:

Year Ended December 31, 2020
Selling, general, and administrative expense:
Historical amortization	$(19,366)
Adjusted amortization	42,050
Adjustment	$22,684

(g)   Represents the change in depreciation expense resulting from preliminary purchase accounting adjustments assuming the DI Acquisition occurred on January 1, 2020. The following table summarizes the adjustments to Cost of Sales and Selling, general, and administrative expense as a result of change in depreciation expense (assumes an average asset life of 5.5 years):

Year Ended December 31, 2020
Cost of Sales:
Historical depreciation	$—
Adjusted depreciation	5,645
Adjustment	$5,645

Selling, general, and administrative expense:
Historical depreciation	$(5,493)
Adjusted depreciation	2,141
Adjustment	$(3,353)

(h)   Represents fees and expenses of $13,780 that cannot be capitalized and should be expensed in accordance with ASC 805 guidance. These costs are reflected as part of Retained earnings in the unaudited pro forma combined balance sheet as of December 31, 2020 and in Selling, general and administrative expense in the unaudited pro forma combined statement of operations for the year ended December 31, 2020.

(i)   Represents estimated interest expense assuming the DI Acquisition occurred on January 1, 2020. The interest expense adjustment for the DI Acquisition reflects incremental interest on the New Term Loan A and Senior Notes and was calculated as follows:

Year Ended December 31, 2020
Interest on New Term Loan A and Senior Notes issued at assumed interest rate	$50,962
Amortization of deferred financing costs	822
Less: Historical interest expense	(69,536)
Total interest expense adjustment	$(17,752)

A .125% change in the weighted average interest rate assumed on the Senior Notes would increase annual interest expense by $625.

(j)   Reflects a 26% effective tax rate (21% federal tax and 5% state tax) for the year ended December 31, 2020. Transaction costs have been deemed non-deductible and no benefits from permanent differences have been considered in determining the tax expense.

(k)   Represents a reclass of $53,213 between Selling, general and administrative expense and Cost of sales for amounts on DI Purchaser’s income statement to provide consistency on categorization of expenses to TopBuild.

(l)   Represents a reclass of amounts from Operating expenses and Depreciation and amortization expense on DI Purchaser’s income statement to Selling, general and administrative expense to provide consistency on categorization of expenses to TopBuild.